Exhibit 24.2

POWER OF ATTORNEY

Andrew J. Jeanneret, Vice President, Finance and Chief Financial Officer of the registrant, whose signature appears on the signature page of the Company’s registration statement on Form S-8 (Registration No. 333-_________) (the “Registration Statement”), constitutes and appoints Thomas K. Langbein and Joshua M. Jaffe, and each of them acting individually, as his true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign the Registration Statement and any and all supplements and amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and to perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he might or would do in person, hereby ratifying and confirming all that said attorney-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue hereof.

/s/ Andrew J. Jeanneret
Andrew J. Jeanneret, Vice President, Finance
and Chief Financial Officer

September 23, 2008

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